Exhibit 99.1

Optex Systems Holdings Announces Chad George as Chief Executive Officer

RICHARDSON, Texas, December 8, 2025 – Optex Systems Holdings, Inc. (Nasdaq: OPXS), a leading manufacturer of precision optical sighting systems for domestic and global military and commercial applications, is pleased to announce the promotion of Chad George to President and Chief Executive Officer, effective December 20, 2025. Mr. George previously served as President and will now assume full executive leadership of the organization.

Mr. George brings an extensive record of operational excellence, strategic vision, and defense industry expertise to his new role. Before joining Optex, Mr. George served in senior operations and supply chain leadership roles within the defense industry, most recently as Vice President of Operations and Supply Chain at Leonardo DRS, where he successfully streamlined production processes and enhanced strategic sourcing capabilities. His background also includes impactful roles at Raytheon, where he developed a strong foundation in defense manufacturing and operational strategy.

Mr. George began his professional career as a manufacturing engineer for Raytheon, then transitioned to the consumer goods sector for Dr. Pepper for 4 years before returning to the defense sector, in which he has spent more than 20 years throughout his career.

He holds a Bachelor’s Degree in Industrial Engineering from Oklahoma State University and an MBA from the University of Texas at Dallas, equipping him with both the technical expertise and strategic insight necessary to lead Optex into its next phase of expansion.

“Chad has demonstrated exceptional leadership and a clear strategic vision since joining Optex,” said Danny Schoening, outgoing CEO of Optex Systems Holdings. “His deep understanding of defense manufacturing, his operational leadership, and most importantly, his commitment to innovation makes him the ideal choice to guide Optex forward. After 13 years as serving as CEO, I am delighted to transition stewardship of Optex to Chad. I have the utmost confidence that under his leadership, the company will continue to strengthen its position as a leader in defense optics and prosper.”

“I am honored to step into the role of Chief Executive Officer,” said Chad George, President and CEO of Optex Systems Holdings. “Optex has a proud legacy of delivering mission-critical optical systems, and I look forward to expanding our product portfolio, advancing our technological capabilities, and exploring adjacent markets to create new opportunities for growth. I am excited to lead this exceptional team into the future.”

In his role as President and CEO, Mr. George will oversee the company’s strategic direction, drive innovation across product lines, and continue efforts to expand Optex’s presence in both core and emerging market verticals. As part of this transition Mr. George has also been appointed to Optex’s board of directors. Mr. Schoening will continue to serve on the board in his role as Chairman for Optex Systems Holdings, Inc.

ABOUT OPTEX SYSTEMS HOLDINGS

Optex, which was founded in 1987, is a Richardson, Texas based ISO 9001:2015 certified concern, which manufactures optical sighting systems and assemblies, primarily for Department of Defense (DOD) applications. Its products are installed on various types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Armored Security Vehicles, and have been selected for installation on the Stryker family of vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights, and night vision optical assemblies. Optex delivers its products both directly to the military services and to prime contractors. For additional information, please visit the Company’s website at www.optexsys.com.

Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs and military spending, the timing of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, changes in spending due to policy changes in any new federal presidential administration, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, changes in the market for microcap stocks regardless of growth and value and various other factors beyond our control.

You must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. The Company does not assume the obligation to update any forward-looking statement. You should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete list of all potential risks or uncertainties.

Contact:

IR@optexsys.com

(972) 764-5718

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